File No. 333-_______

As filed with the SEC on May xx, 2012

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM N-14

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pre-Effective Amendment No. __

Post-Effective Amendment No.  __

(Check appropriate box or boxes)

FEDERATED TOTAL RETURN GOVERNMENT BOND FUND

(Exact Name of Registrant as Specified in Charter)

1-800-341-7400

(Area Code and Telephone Number)

4000 Ericsson Drive

Warrendale, PA 15086-7561

(Address of Principal Executive Offices)

John W. McGonigle, Esquire

Federated Investors Tower

1001 Liberty Avenue

Pittsburgh, Pennsylvania 15222-3779

(Name and Address of Agent for Service)

Copies to:

Jennifer Eck, Esquire

Dickstein Shapiro LLP

2101 L Street, NW

Washington, DC 20037-1526

(202) 828-2218

Acquisition of the assets of

FEDERATED U.S. GOVERNMENT BOND FUND

By and in exchange for Service Shares of

FEDERATED TOTAL RETURN GOVERNMENT BOND FUND

Approximate Date of Proposed Public Offering: As soon as

practicable after this Registration Statement becomes effective under the Securities Act of 1933, as amended.

Title of Securities Being Registered: Service Shares, without par value,

of Federated Total Return Government Bond Fund

It is proposed that this filing will become effective

on June xx, 2012 pursuant to Rule 488.

No filing fee is due because Registrant is relying on Section 24(f) of the Investment Company Act of 1940, as amended.